Exhibit 99.1

News

Contacts: Media: Robert W Grupp 610.738.6402 rgrupp@cephalon.com

Investors: Robert (Chip) Merritt 610.738.6376 cmerritt@cephalon.com

For Immediate Release

Cephalon Appoints Ambassador Kevin E. Moley to Board of Directors

Frazer, Pa.—May 17, 2006—Cephalon, Inc. (Nasdaq: CEPH) announced today that Kevin E. Moley has been appointed to its Board of Directors, effective immediately. Ambassador Moley previously served as a member of the Cephalon Board of Directors from 1994 to 2001.

In 2001, Moley was nominated by President George W. Bush to serve as Ambassador and U.S. Permanent Representative to the United Nations and Other International Organizations in Geneva, and he served in that position from September 2001 to April 2006. Moley also served in the administration of George H.W. Bush as an Assistant Secretary of the U.S. Department of Health and Human Services (HHS) from 1989 to 1992, and as the Deputy Secretary of HHS from 1992 to 1993.

In addition to his government service, Moley was President and Chief Executive Officer of Integrated Medical Systems Inc. from 1996 to 1998 and was a Senior Vice President of PCS Health Systems, Inc. from 1993 to 1996. Moley also has served on the Board of Directors of several other companies.

“We are delighted to welcome Ambassador Moley back to our Board of Directors. He had a broad impact on the growth of Cephalon during his last term as we were developing the company into a commercial biopharmaceutical organization,” said Frank Baldino, Jr., Ph.D., Chairman and CEO. “In addition to his outstanding experience and leadership in health care policy, he brings a depth of international business acumen that will serve us well as we continue to expand Cephalon’s presence in high-growth global markets.”

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SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA  19355 • (610) 344-0200 • Fax (610) 344-0065

Cephalon Appoints Ambassador Kevin E. Moley to Board of Directors

Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products in four core therapeutic areas: central nervous system, pain, oncology and addiction. Cephalon currently employs approximately 3,000 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota. Cephalon’s European headquarters are located in Maisons-Alfort, France.

Cephalon currently markets four proprietary products in the United States: PROVIGIL® (modafinil), GABITRIL® (tiagabine hydrochloride), ACTIQ® (oral transmucosal fentanyl citrate), and TRISENOX® (arsenic trioxide) injection. In addition, VIVITROL™ (naltrexone for extended-release suspension) was recently approved in the United States and is expected to be available in June 2006. Cephalon also markets numerous products internationally. Full U.S. prescribing information is available at www.cephalon.com or by calling 1-800-896-5855.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings guidance, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA  19355 • (610) 344-0200 • Fax (610) 344-0065